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                                   EXHIBIT (5)
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                              LEWIS, RICE & FINGERSH

             A PARTNERSHIP INCLUDING PARTNERSHIPS AND INDIVIDUALS

                              ATTORNEYS AT LAW

                       500 N. BROADWAY, SUITE 2000
                    SAINT LOUIS, MISSOURI 63102-2147

                           TEL (314) 444-7600
                           FAX (314) 241-6056



                    September 26, 1994



Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

      Re:   Registration Statement on Form S-4

Dear Sirs:

      In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $1.00 par value (the "Common Stock"), of Boatmen's Bancshares, Inc. (the "Company") registered thereunder, which Common Stock is to be issued pursuant to (1) a Plan and Agreement of Merger (the "Holding Company Merger Agreement"), dated May 19, 1994 among the Company, Dalhart Bancshares, Inc., Dalhart Bancshares of Delaware, Inc. and
Boatmen's Texas, Inc. and (ii) an Agreement to Merge (the "Subsidiary Merger Agreement") dated June 30, 1994 between
Boatmen's First National Bank of Amarillo and Citizens State Bank of Dalhart, and joined by the Company.

      As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws, as amended, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

      Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement, the Holding Company Merger Agreement and the Subsidiary Merger Agreement, be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    LEWIS, RICE & FINGERSH

                                    /s/ Lewis, Rice & Fingersh